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                                                                    Exhibit 4.16

                 CONSENT, AMENDMENT, ASSIGNMENT AND ASSUMPTION

                                      OF

                    DRESSER, INC. SPONSOR RIGHTS AGREEMENT

     This Consent, Amendment, Assignment and Assumption of the Dresser, Inc. Sponsor Rights Agreement (this "Consent") is made and entered into as of July 3, 2002, by DEG Acquisitions, LLC, a Delaware limited liability company ("DEG"), First Reserve Fund VIII, L.P. ("Fund VIII"), First Reserve Fund IX, L.P. ("Fund IX"), Odyssey Investment Partners Fund, LP ("Odyssey Fund"), Odyssey Coinvestors, LLC ("Coinvestors"), DI Coinvestment, LLC ("DI" and, together with Odyssey Fund and Coinvestors, "Odyssey") Dresser, Inc., a Delaware corporation ("Dresser"), and Dresser, Ltd., a Bermuda company ("Dresser Bermuda").

                                 R E C I T A L S

     WHEREAS, DEG owns 9,700,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock") and 550,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Dresser Common Stock") of Dresser;

     WHEREAS, Dresser heretofore entered into an Agreement and Plan of Merger (the "Merger Agreement") among Dresser Mergerco, Inc., a Delaware corporation, Dresser Bermuda and Dresser.

     WHEREAS, as a result of the transactions contemplated by the Merger Agreement (the "Merger"), each outstanding share of Dresser Common Stock will be cancelled and the holders thereof will receive one class A common share of Dresser Bermuda, par value $.01 (the "Bermuda Class A Common Shares"), for each share of Class A Common Stock and one class B common share of Dresser Bermuda, par value $.01 (the "Bermuda Class B Common Shares" and, collectively with the Bermuda Class A Common Shares, the "Bermuda Common Shares"), for each share of Class B Common Stock, respectively, held by such stockholder;

     WHEREAS, DEG, Dresser, Fund VIII, Fund IX and Odyssey are all of the parties to that certain Sponsor Rights Agreement, dated as of April 10, 2001, as amended from time to time (the "SRA"), pursuant to which Fund VIII, Fund IX and Odyssey (collectively, the "Sponsors") have certain rights with respect to their indirect ownership of the Dresser Common Stock;

     WHEREAS, without affecting the rights and obligations of the parties to the SRA (except as expressly set forth in this Consent), Dresser wishes to assign its rights and obligations under the SRA to Dresser Bermuda and Dresser Bermuda wishes to assume such rights and obligations, effective upon completion of the Merger, so that the relative rights and obligations of the parties to the SRA as they related to the Sponsors' ownership of shares of Dresser Common Stock prior to the Merger will be the relative rights and obligations of the Parties to the SRA as they relate to the Sponsors' ownership of Bermuda Common Shares following the Merger;

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     WHEREAS, Dresser and Dresser Bermuda wish to amend the SRA to provide that references to Dresser and the "Company" will be changed to refer to Dresser Bermuda for all purposes under the SRA;

     WHEREAS, pursuant to Section 6.2 of the SRA, the compliance with any provision of the SRA can be amended or waived with the written consent of all "Stockholders" (as defined in the SRA) party to the SRA that hold, directly or indirectly, more than 1% of the shares subject to the SRA;

     WHEREAS, DEG, Fund VIII, Fund IX and Odyssey are the sole "Stockholders" party to the SRA that hold, directly or indirectly, more than 1% of the shares subject to the SRA and Fund VIII, Fund IX and Odyssey are all of the members of DEG; and

     WHEREAS, DEG, Fund VIII, Fund IX, Dresser and Dresser Bermuda wish to consent to the assignment, assumption and amendment referred to above to give effect to such actions without otherwise affecting the rights and obligations of the parties to the SRA;

     NOW, THEREFORE:

     1. Dresser hereby grants, transfers and assigns to Dresser Bermuda all of Dresser's right, title and interest in the SRA and all of its obligations thereunder.

     2. Dresser Bermuda hereby does absolutely and irrevocably assume and agrees to perform and discharge all of Dresser's obligations under the SRA.

     3. The SRA is hereby amended as follows:

     a) All references to "Dresser, Inc." shall be changed to "Dresser, Ltd." and the defined term the "Company" shall mean Dresser, Ltd.

     b) All references to "Class A Common Stock, par value $.001 per share", shares of "Class A Common Stock" and similar phrase shall refer to the Class A common shares, par value U.S. $.01 per share, of the Company, and all references to "Class B Common Stock, par value $.001 per share", shares of "Class B Common Stock" and similar phrases shall refer to the Class B common shares, par value U.S. $.01 per share, of the Company.

     c) All references to the "Corporation" in Section 7 shall be changed to the "Company".

     d) All references to "Certificate of Incorporation" and "Bylaws" shall be changed to "Memorandum of Association" and "Bye-Laws".

     4. DEG, Fund VIII, Fund IX and Odyssey, pursuant to Section 6.2 of the SRA, hereby agree to amend Section 2.5 of the SRA by deleting the first sentence of the first paragraph thereof in its entirety and replacing it with the following:

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          "Management of the Company. The Company will not take any of the following actions and will not permit any of its subsidiaries to take any of the following actions (each a "Restricted Action"), unless, in addition to any other consents or approvals that may be required to effect such Restricted Action, such Restricted Action is approved by a majority of the Board that includes at least one (1) Board Designee designated by FRC and one (1) Board Designee designated by OIPF.

     5. DEG, Fund VIII, Fund IX and Odyssey, pursuant to Section 6.2 of the SRA, hereby agree to amend Section 2.5 of the SRA by adding the following paragraphs immediately prior to the final paragraph thereof:

          "If an affiliate of either Sponsor who is not an employee of the Company or any of its subsidiaries is appointed to a committee or sub-committee of the Board or the board of directors of any subsidiary of the Company or any committee or sub-committee thereof, then the Company will also appoint or cause to be appointed at least one designee of the other Sponsor to such committee or sub-committee of the Board, subsidiary board of directors, or committee or sub-committee thereof; provided that if any Sponsor at any time owns less than 5% of the combined voting power of the Company, then such Sponsor shall no longer be entitled to designate any member of a committee or sub-committee of the Board or the board of directors of any subsidiary of the Company or any committee or sub-committee thereof. Any determination of voting power pursuant to this Section shall be made in the same manner as the calculation in 2.3(a) above.

          From and after the date of this Consent, without the written consent of each of the Sponsors, the Company will not, and will cause its subsidiaries not to, take any action (including, without limitation, any distribution of assets by Dresser Inc. to its stockholders) that would result in inclusion by any Sponsor, or any direct or indirect owner of any Sponsor, of Subpart F income (as defined in Section 952 of the United States Internal Revenue Code of 1986, as amended (the "Code")), income pursuant to Section 951(a)(1)(B) of the Code or undistributed foreign personal holding company income pursuant to Section 551(b) of the Code."

     6. DEG, Fund VIII, Fund IX and Odyssey, pursuant to Section 6.2 of the SRA, hereby agree to amend Section 7 of the SRA by deleting the first two sentences of the first paragraph thereof in its entirety and replacing it with the following:

          "Each certificate representing shares of capital stock of the Company now or hereafter owned by a Stockholder party to this agreement shall be endorsed with the following legend:"

     7. DEG, Fund VIII, Fund IX and Odyssey each hereby consent to the above mentioned assignment, assumption and amendment.

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     8. This Consent is intended solely for the purpose described in Sections 1,
2, 3, 4, 5 and 6 above, and is not a general waiver of the SRA. Except as specifically set forth herein, the SRA shall remain in full force and effect.

     9. The Company shall pay reasonable out-of-pocket costs and expenses (including attorneys' and accountants' fees) of the Sponsors incurred in connection with the preparation and execution of this Consent, the transactions described in the Recitals hereto and any necessary or advisable internal restructuring of the Sponsors' investment vehicles arising out of the foregoing. The Sponsors shall endeavor to minimize such expenses by coordinating their use of counsel and advisors to complete the foregoing.

     10. This Consent shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first written above.

          DEG ACQUISITIONS, LLC

              FIRST RESERVE FUND VIII, L.P.,
               a Delaware limited partnership, its manager

                   By: FIRST RESERVE GP VIII, L.P.
                        a Delaware limited partnership, its general partner

                       By: FIRST RESERVE CORPORATION,
                            a Delaware corporation, its general partner

                                   By: _______________________
                                       Name:
                                       Title:


          FIRST RESERVE FUND VIII, L.P.,
           a Delaware limited partnership

              By: FIRST RESERVE GP VIII, L.P.
                   a Delaware limited partnership, its general partner

                   By: FIRST RESERVE CORPORATION,
                        a Delaware corporation, its general partner

                            By: ______________________________
                                Name:
                                Title:


          FIRST RESERVE FUND IX, L.P.,
           a Delaware limited partnership

              By: FIRST RESERVE GP IX, L.P.
                   a Delaware limited partnership, its general partner

                   By: FIRST RESERVE GP IX, INC.,
                        a Delaware corporation, its general partner

                            By: ____________________________
                                Name:
                                Title:

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          ODYSSEY INVESTMENT PARTNERS FUND, LP,
           a Delaware limited partnership

                 By: ODYSSEY CAPITAL PARTNERS, LLC,
                      a Delaware limited liability company, its general partner

                                   By: _______________________
                                       Name:
                                       Title:


          ODYSSEY COINVESTORS, LLC,
           a Delaware limited liability company

                 By: ODYSSEY INVESTMENT PARTNERS, LLC,
                      a Delaware limited liability company, its manager

                                   By: _______________________
                                       Name:
                                       Title:


          DI COINVESTMENT, LLC,
           a Delaware limited liability company

                 By: ODYSSEY INVESTMENT PARTNERS, LLC,
                      a Delaware limited liability company, its manager

                                   By: _______________________
                                       Name:
                                       Title:

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                       DRESSER, INC.


                                   By: _______________________
                                       Name:
                                       Title:


                       DRESSER, LTD.

                                   By: _______________________
                                       Name:
                                       Title: